EXHIBIT 99.1

InterDigital, Inc. Increases Price Range for Tender Offer to

Repurchase up to $200 Million of its Common Stock

WILMINGTON, DEL. — February 6, 2023 —InterDigital, Inc. (Nasdaq: IDCC), (“InterDigital” or the “Company”) announced today that it is amending its previously announced modified “Dutch auction” tender offer (the “Tender Offer”) to purchase for cash up to $200 million of its common stock (the “Common Stock”). The Tender Offer was originally set at a price per share not less than $60.00 and not greater than $69.00, less any applicable withholding taxes and without interest. As amended, the Tender Offer is now set at a price per share not less than $65.25 and not greater than $75.00, less any applicable withholding taxes and without interest. On February 3, 2023, the last full trading day before the amendment of the Tender Offer, the closing price of the Common Stock was $71.29 per share. The Tender Offer will expire at 11:59 p.m., New York City time, on February 17, 2023, unless extended or terminated.

As the price range of the Tender Offer has been increased as described above, stockholders who have already tendered shares of Common Stock and indicated that they would be willing to sell their tendered shares to the Company at the final purchase price determined by the Company under the Tender Offer, or whose tender is within the amended price range for purchase and who do not wish to change their tender, do not need to take any further action. All previous tenders by stockholders who did not indicate that they would be willing to sell their shares of Common Stock at the final purchase price determined under the Tender Offer and whose tender is not within the amended price range for purchase have been invalidated. Therefore, such stockholders, and any other stockholders who wish to tender their shares in the Tender Offer or change the number of shares or the price at which they wish to tender such shares in the Tender Offer, must deliver an amended Letter of Transmittal to the depositary for the Tender Offer on or prior to the expiration date.

If the Tender Offer is fully subscribed, the Company will purchase between 2,666,666 shares and 3,065,134 shares, or between 9.0% and 10.3%, respectively, of the Company’s outstanding Common Stock (which excludes shares issuable upon exercise of stock options and vesting of time-based restricted stock units and performance-based restricted stock units, conversion of our convertible notes or exercise of the related warrants, or shares that are reserved for future issuance under our equity compensation plan). If shares having an aggregate purchase price of more than $200 million are tendered in the Tender Offer and not properly withdrawn, the Company reserves the right to accept for purchase pursuant to the Tender Offer up to an additional 2% of its outstanding Common Stock without extending the expiration date of the Tender Offer. Any shares tendered may be withdrawn prior to expiration of the Tender Offer. Stockholders that do not wish to participate in the Tender Offer do not need to take any action. None of our directors or executive officers will tender any of their shares in the Tender Offer.

A modified “Dutch auction” tender offer allows stockholders to indicate how many shares of Common Stock and at what price within the range described above they wish to tender their shares. Based on the number of shares tendered and the prices specified by the tendering stockholders, the Company will determine the lowest per-share price that will enable it to acquire up to $200 million of Common Stock. All shares accepted in the Tender Offer will be purchased at the same price even if tendered at a lower price.

To tender shares of Common Stock, stockholders must follow the instructions described in the “Offer to Purchase”, dated January 23, 2023, the “Supplement to Offer to Purchase”, dated February 6, 2023, and the “Amended Letter of Transmittal” that the Company has filed or will file with the U.S. Securities and Exchange Commission (the “SEC”). These documents contain important information about the terms and conditions of the Tender Offer. Participants in the InterDigital, Inc. Savings and Protection Plan seeking to tender shares held by such plan must follow the tender procedures and instructions that will be provided separately to participants by or on behalf of the plan trustee by the earlier deadline of 5:00 p.m., New York City time, on February 14, 2023.

The Tender Offer is not contingent upon any minimum number of shares being tendered or any financing conditions. The Tender Offer is, however, subject to other conditions. The Company’s Board of Directors (the “Board”) believes that a modified “Dutch auction” tender offer is an efficient mechanism that will provide all stockholders with the opportunity to tender all or a portion of their shares. In the future, the Board may consider additional tender offer(s) or other measures to enhance stockholder value based on a variety of factors, including the market price of the Common Stock.

Paul, Weiss, Rifkind, Wharton & Garrison LLP is serving as legal advisor to the Company.

The Board has authorized the Tender Offer. However, none of the Company, the Board or the dealer manager, the information agent, or the depositary for the Tender Offer or any of their respective affiliates are making any recommendation to stockholders as to whether to tender or refrain from tendering their shares in the Tender Offer or as to the price at which stockholders may choose to tender their shares. No person is authorized to make any such recommendation. Stockholders must decide how many shares they will tender, if any, and the price within the stated range at which they will offer their shares for purchase. In doing so, stockholders should read carefully the information in, or incorporated by reference in, the Offer to Purchase, the Supplement to Offer to Purchase and the Amended Letter of Transmittal (as they may be amended or supplemented), including the purposes and effects of the Tender Offer. Stockholders are urged to discuss their decisions with their own tax advisors, financial advisors and/or brokers.

Jefferies LLC is acting as dealer manager for the Tender Offer. The information agent for the Tender Offer is D.F. King & Co. Inc., and the depositary is American Stock Transfer & Trust Company, LLC. The Offer to Purchase and related documents have been previously mailed, and the Supplement to Offer to Purchase, the Amended Letter of Transmittal and related documents will be mailed, to registered holders. Beneficial holders have received the Offer to Purchase, and will receive the Supplement to Offer to Purchase, along with a communication from their bank, broker or custodian. For questions and information, please call the information agent toll-free at (800) 549-6864.

Certain Information Regarding the Tender Offer

The information in this press release describing the Tender Offer is for informational purposes only and does not constitute an offer to buy or the solicitation of an offer to sell shares of Common Stock in the Tender Offer. The Tender Offer is being made only pursuant to the Offer to Purchase, the Supplement to Offer to Purchase and the related materials that the Company has filed or will file with the SEC, and has distributed or will distribute to its stockholders, as they may be amended or supplemented. Stockholders should read such Offer to Purchase, Supplement to Offer to Purchase and related materials carefully and in their entirety because they contain important information, including the various terms and conditions of the Tender Offer. Stockholders of the Company may obtain a free copy of the Tender Offer statement on Schedule TO, the Offer to Purchase, the Supplement to Offer to Purchase and other documents that the Company has filed or will file with the SEC from the SEC’s website at www.sec.gov. Stockholders also will be able to obtain a copy of these documents, without charge, from D.F. King & Co. Inc., the information agent for the Tender Offer, toll free at (800) 549-6864 or Jefferies LLC toll free at (877) 821-7388. Stockholders are urged to carefully read all of these materials prior to making any decision with respect to the Tender Offer. Stockholders and investors who have questions or need assistance may call D.F. King & Co. Inc.

About InterDigital®

InterDigital develops mobile and video technologies that are at the core of devices, networks, and services worldwide. We solve many of the industry’s most critical and complex technical challenges, inventing solutions for more efficient broadband networks, better video delivery, and richer multimedia experiences years ahead of market deployment. InterDigital has licenses and strategic relationships with many of the world’s leading technology companies. Founded in 1972, InterDigital is listed on Nasdaq.

InterDigital is a registered trademark of InterDigital, Inc.

For more information, visit: www.interdigital.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “could,” “may,” “will,” “should,” “seeks,” “likely,” “intends,” “plans,” “pro forma,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). Investors are cautioned that such statements are predictions and that actual events or results may differ materially. InterDigital’s expected financial results or other plans are subject to a number of risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” and the forward-looking statement disclosure contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission on February 17, 2022 and the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2022, June 30, 2022, and September 30, 2022, each of which has been filed with the Securities and Exchange Commission, as updated by our subsequent filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date made and InterDigital undertakes no duty to update the information.

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CONTACT:	InterDigital, Inc.:
investor.relations@interdigital.com
+1 (302) 300-1857